UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
August 30, 2005

Unify Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2101 Arena Boulevard

Sacramento, California 95834
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 928-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Result of Operations and Financial Condition

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On August 30, 2005, Unify Corporation (the “Company”) issued a press release regarding the Company’s financial results for its fiscal 2006 first quarter ended July 31, 2005. The full text of the Company’s press release is attached hereto as Exhibit 99.1

In the press release the Company provided certain non-GAAP financial measures, specifically, the reconciliation of Non-GAAP loss from operations to GAAP income from operations for the most recently completed first quarter and first quarter of the prior year.

Reflected in the reconciliation were certain adjustments included in the measurement of GAAP income from operations that the Company believes are useful in explaining to investors its income from ongoing operations.  The Company believes this non-GAAP measure is useful because it permits investors to evaluate important operating expense components that may not be apparent from use of the most directly comparable GAAP financial measure.

In the conference call referred to in the press release, the Company provided certain non-GAAP financial measures, including, the affect of certain adjustments on GAAP operating expenses in determining non-GAAP operating expenses for the first quarter, which the Company believes is useful because it permits investors to evaluate important operating expense components that may not be apparent from use of the most directly comparable GAAP financial measure.  A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures is set forth below:

Reconciliation of GAAP Loss from Operations to
Non-GAAP Income (Loss) from Operations

	Quarter Ended	Quarter Ended
	July 31, 2005	July 31, 2004

GAAP Loss from Operations	$(121,000)	$(464,000)

Acquisition Related Adjustments :
Earn-out payment	112,000	—
Amortization of Intangibles	30,000	—
Non-GAAP Income (Loss) from Operations	$21,000	$(464,000)

ITEM 9.01. Financial Statements and Exhibits

c. Exhibits

Exhibit Number	Description

99.1	Press release dated August 30, 2005
99.2	Transcript of Portion of August 30, 2005 Conference Call

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Unify Corporation

(Registrant)

Date: Sept. 1, 2005

By:	/s/ Steven Bonham

Steven Bonham
Vice President and CFO
(Principal Financial and Accounting Officer)